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                                                                  EXHIBIT A
                       AGREEMENT REGARDING JOINT FILING

           The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by this amendment to Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  January 7, 2000

           BIOTECHNOLOGY VALUE FUND, L.P.

           By:   BVF Partners L.P., its general partner

                 By:      BVF Inc., its general partner

                       By:   /s/ Mark N. Lampert
                             ---------------------------------
                             Mark N. Lampert
                             President

           BIOTECHNOLOGY VALUE FUND II, L.P.

           By:   BVF Partners L.P., its general partner

                 By:      BVF Inc., its general partner

                       By:   /s/ Mark N. Lampert
                             ---------------------------------
                             Mark N. Lampert
                             President

          BVF PARTNERS L.P.

          By:    BVF Inc., its general partner

                 By:   /s/ Mark N. Lampert
                       -------------------------------
                       Mark N. Lampert
                       President

           BVF INC.

           By: /s/ Mark N. Lampert
               --------------------------------
               Mark N. Lampert
               President